THE FINOVA GROUP, INC. SAVINGS PLAN

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46530) pertaining to the Savings Plan of The FINOVA Group Inc. of our report dated June 18, 2004, with respect to the financial statements and schedule of The FINOVA Group Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 18, 2004